As filed with the Securities and Exchange Commission on May 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gentherm Incorporated

(Exact name of Registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21680 Haggerty Rd., Suite 101 Northville, MI	48167
(Address of principal executive offices)	(Zip code)

GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN
(Full title of the plan)

Daniel R. Coker President and Chief Executive Officer Gentherm Incorporated 21680 Haggerty Rd., Suite 101 Northville, MI 48167 (248) 504-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Michael S. Ben, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Ave. Detroit, Michigan 48226-3506 (313) 465-7316

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒    Accelerated filer ☐

Non-accelerated filer  ☐ (Do not check if a smaller reporting company)    Smaller reporting company  ☐    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	2,000,000	$36.19	$72,380,000	$8,388.85

(1)

Represents shares of common stock issuable under the Gentherm Incorporated 2013 Equity Incentive Plan, as amended (the “Plan”), which Plan was approved by the registrant’s shareholders on May 16, 2013 and as amended on May 19, 2017, and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of additional shares of common stock that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, reorganization or any other similar transaction that affects the stock such that an adjustment is appropriate in order to prevent dilution of the rights of participants under the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high ($36.525) and low ($35.85) sales price for the common stock of the registrant as quoted on the NASDAQ Global Select Market on May18, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Gentherm Incorporated, a Michigan corporation (the “Registrant”), relating to 2,000,000 shares of its common stock, no par value (the “Common Stock”), issuable to eligible employees (including officers), directors, consultants and advisors of the Registrant under the Gentherm Incorporated 2013 Equity Incentive Plan (the “Plan”).  The Common Stock being registered hereunder is in addition to the (i) 1,184,422 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 19, 2013 (Commission File No. 333-189442), (ii) the 8,578 shares of Common Stock registered on the Registrant’s Post-Effective Amendment No. 2 to Form S-8 filed on June 19, 2013 (Commission File No. 333-164990) and the Registrant’s Post-Effective Amendment No. 1 to Form S-8 filed on June 19, 2013 (Commission File No. 333-139868), and (iii) 2,307,000 shares of Common Stock registered on the Registrant’s Post-Effective Amendment No. 1 to Form S-8 filed on June 19, 2013 (Commission File No. 333-181975) and the Registrant’s Post-Effective Amendment No. 1 to Form S-8 filed on June 19, 2013 (Commission File No. 333-176884) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities.  Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

Exhibit No.	Description
4.1	Restated Articles of Incorporation of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2015
4.2

Rights Agreement, dated January 26, 2009, between the Registrant and Computershare Trust Company, N.A., incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2011

4.3

Amended and Restated Bylaws of Gentherm Incorporated, effective May 26, 2016, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2016

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP
10.1	Amendment to Gentherm Incorporated 2013 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2017
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Pages 1-2 of this Registration Statement)

________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on May 22, 2017.

GENTHERM INCORPORATED

By: /s/ Daniel R. Coker

Daniel R. Coker

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel R. Coker and Barry G. Steele as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Gentherm Incorporated, and any or all amendments (including post-effective amendments thereto), which relates to the registration and issuance of the Common Stock pursuant to the Gentherm Incorporated 2013 Equity Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel R. Coker	Director, President	May 22, 2017
Daniel R. Coker	and Chief Executive Officer (Principal Executive Officer)

/s/ Barry G. Steele	Chief Financial Officer	May 22, 2017
Barry G. Steele	(Principal Financial Officer and Principal Accounting Officer)

/s/ Francois J. Castaing	Director, Chairman of the Board	May 22, 2017
Francois J. Castaing

/s/ Lewis Booth	Director	May 22, 2017
Lewis Booth

/s/ Sophie Desormiere	Director	May 22, 2017
Sophie Desormiere

/s/ Maurice E.P. Gunderson	Director	May 22, 2017
Maurice E.P. Gunderson

/s/ Yvonne Hao	Director	May 22, 2017
Yvonne Hao

[SIGNATURE PAGE TO REGISTRATION STATEMENT]

/s/ Ronald Hundzinski	Director	May 22, 2017
Ronald Hundzinski

/s/ Byron Shaw	Director	May 22, 2017
Byron Shaw

[SIGNATURE PAGE TO REGISTRATION STATEMENT]

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2015
4.2

Rights Agreement, dated January 26, 2009, between the Registrant and Computershare Trust Company, N.A., incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2011

4.3

Amended and Restated Bylaws of Gentherm Incorporated, effective May 26, 2016, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2016

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP
10.1	Amendment to Gentherm Incorporated 2013 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2017
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included after the signature of the Registrant contained on Signature Pages 1-2 of this Registration Statement)

________

* Filed herewith